Exhibit 99.1

Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Alan Magerman, Chairman (760) 477-8900 xenonics@xenonics.com

Xenonics Purchases 533,529 Shares of Its
Common Stock From A Director

CARLSBAD, CALIFORNIA December 7, 2010 XENONICS HOLDINGS, INC. (OTCBB & OTCQB:XNNH) announced today that Robert Buie, a Director of the Company since 2003, has resigned from the Board for personal reasons effective on December 6, 2010. In connection with the resignation, Xenonics also announced that it has purchased and will retire all 533,529 of its common shares owned by Mr. Buie for a total price of $106,706, or $0.20 per share.

“We thank Bob Buie for his years of dedicated service to Xenonics. We will miss his wise advice and counsel, and wish him continued success in the future,” said Chairman Alan Magerman.

About Xenonics
Xenonics Holdings, Inc. develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.

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3186 Lionshead Avenue, Carlsbad, CA 92010
(760) 477-8900   fax (760) 477-8896   www.xenonics.com    email xenonics@xenonics.com